AMENDMENT NO. 3 TO
LEASE AGREEMENT

THIS AMENDMENT NO. 3 TO LEASE AGREEMENT (this “Amendment”) is made effective as of February 28, 2020 (“Effective Date”) by and between BOMAX PROPERTIES, LLC (“Bomax”) and TRANSACT TECHNOLOGIES INCORPORATED (“TransAct”).

RECITALS:

WHEREAS, Bomax and TransAct entered into a certain Lease Agreement dated July 18, 2001 (the “Original Lease”), pursuant to which TransAct leased the “Leased Premises”, as defined therein, from Bomax;

WHEREAS, the Original Lease was amended pursuant to a certain Amendment No. 1 to Lease Agreement dated May 8, 2012 and a certain Amendment No. 2 to Lease Agreement dated January 14, 2016 (the Original Lease, as amended, the “Lease”), which, inter alia, extended the “Lease Term”, as defined in the Original Lease, through May 31, 2021;  and

WHEREAS, TransAct has requested and Bomax has agreed to extend the Lease Term and otherwise amend the Lease upon the terms and conditions contained herein (all defined terms used herein, as evidenced by the first letter thereof being capitalized, not otherwise defined herein, shall be as defined in the Lease).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Amendment of the Lease.   The Lease is hereby amended as follows:

(a)            Article II is amended to extend the Lease Term through May 31, 2025.

(b)            Article III, Section A, is amended to refer to base rent in the following amounts for the following periods:

Period:	Rent Per Square Foot:	Aggregate Annual Rent:	Monthly Payment:
June 1, 2019 - May 31, 2020	$7.50	$554,152.50	$46,179.38
June 1, 2020 - May 31, 2021	$7.75	$572,624.25	$47,718.69
June 1, 2021 - May 31, 2022	$6.00	$443,322.00	$36,943.50
June 1, 2022 - May 31, 2023	$6.00	$443,322.00	$36,943.50
June 1, 2023 - May 31, 2024	$6.00	$443,322.00	$36,943.50
June 1, 2024 - May 31, 2025	$6.00	$443,322.00	$36,943.50

(c)            Provided that TransAct is not then in default under the Lease (following any required notice to TransAct and following the expiration of any applicable cure period) and the Lease remains in full force and effect, TransAct is granted an option (the “Option”) to extend the Lease Term from June 1, 2025 to May 31, 2029 with base rent in the following amounts for the following periods:

June 1, 2025 - May 31, 2026	$6.50	$480,265.50	$40,022.13
June 1, 2026 - May 31, 2027	$6.50	$480,265.50	$40,022.13
June 1, 2027 - May 31, 2028	$6.50	$480,265.50	$40,022.13
June 1, 2028 - May 31, 2029	$6.50	$480,265.50	$40,022.13

(d)            If TransAct does not provide Bomax with written notice of its exercise of the Option on or before May 31, 2024, the Option shall expire and be of no further force and effect.  If TransAct timely exercises the Option, upon the request of either party, the parties shall execute an amendment to Article II and Article III, Section A of the Lease further documenting such.

2.            Miscellaneous.

    (a)            Except as amdended hereby, the Lease remains in full force and effect.

(b)            Bomax represents and warrants that the only broker that it has dealt with regarding this Amendment is Warren Real Estate. TransAct represents and warrants that the only broker that it has dealt with regarding this Amendment is CBRE.  Bomax has agreed to pay both Warren Real Estate and CBRE 3% of the base rent set forth in Section 1(b) above for the extension term running from June 1, 2021 until May 31, 2025.  To the extent any additional brokerage fees are payable to CBRE as a result of this Amendment, such shall be the sole responsibility of TransAct.

(c)            This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York and shall be construed without regard to any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.

(d)            This Amendment may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.   Signatures delivered by facsimile or electronically shall be deemed original signatures for all purposed of this Agreement.

(e)            TransAct hereby confirms that, to its actual knowledge, it has no claim, set-off, counterclaim, defense or other cause of action against Bomax arising out of the Lease.  To the extent that any such claim, set-off, counterclaim, defense or other cause of action may exist with respect to which TransAct has actual knowledge as of the date of this Amendment, such claim, set-off, counterclaim, defense or other cause of action is hereby expressly and knowingly waived and released by TransAct.

(f)            Bomax hereby confirms that, to its actual knowledge, it has no claim, set-off, counterclaim, defense or other cause of action against TransAct arising out of the Lease.  To the extent that any such claim, set-off, counterclaim, defense or other cause of action may exist with respect to which Bomax has actual knowledge as of the date of this Amendment, such claim, set-off, counterclaim, defense or other cause of action is hereby expressly and knowingly waived and released by Bomax.

(g)            Article XXIV is amended to provide that all notices to TransAct will be sent to the Premises (20 Bomax Drive, Ithaca, New York 14850) with a copy to TransAct Technologies, 1 Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden CT 06518, Attn: Steven DeMartino, President.

(h)            Article XIX, Section B is amended to add the following:

“or such longer time period as may be necessary to cure any non-monetary default that is of such a nature that it cannot be completely cured within such thirty (30) day period;”

(i)            Landlord hereby represents and warrants that as of the date of this Amendment there is no mortgage that encumbers the Premises.

[Balance of this Page Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Lease Agreement as of the date first above written.

BOMAX PROPERTIES, LLC
By:       /s/  Robert Jeffery Dean
Name:  Robert Jeffery Dean
Title:    Manager

TRANSACT TECHNOLOGIES  INCORPORATED

By:       /s/  Steven A. DeMartino
Name:  Steven A. DeMartino
Title:    President and CFO